SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2004

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

N/A

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

On April 12, 2004, SunLink Health Systems, Inc. (“SunLink”) issued a press release announcing that it entered into a definitive agreement dated April 9, 2004 to sell its Mountainside Medical Center hospital in Jasper, GA, to Piedmont Medical Center, Inc. for approximately $40 million. SunLink expects to report an after-tax gain of approximately $13.5 million from the sale. The transaction, which is subject to various conditions and approvals, is expected to be completed in SunLink’s fourth fiscal quarter ending June 30, 2004.

The Asset Purchase Agreement and a copy of the press release issued by SunLink are filed herewith and are incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(c)	Exhibits: The following exhibits are filed with this Report:

Exhibit Number	Exhibit Name
2.1	Asset Purchase Agreement, dated April 9, 2004, by and among Piedmont Mountainside Hospital, Inc., Piedmont Medical Center, Inc., Southern Health Corporation of Jasper, Inc., SunLink Healthcare Corp. and SunLink Health Systems, Inc.

99.1	SunLink Health Systems, Inc. Press Release dated April 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Robert M. Thornton, Jr.
Name:	Robert M. Thornton, Jr.
Title:	Chairman and Chief Executive Officer

Dated: April 13, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1	Asset Purchase Agreement, dated April 9, 2004, by and among Piedmont Mountainside Hospital, Inc., Piedmont Medical Center, Inc., Southern Health Corporation of Jasper, Inc., SunLink Healthcare Corp. and SunLink Health Systems, Inc.

99.1	SunLink Health Systems, Inc. Press Release dated April 12, 2004